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                                                        Exhibit 5.4

                             CLOUD KOENIG & OWEN

                               ATTORNEYS AT LAW
                      5354 NORTH HIGH STREET, SUITE 3-D
                             COLUMBUS, OHIO 43214
                                (614)221-3621                 COPY
                              FAX (614) 221-2698


CLIFFORD R. CLOUD                                       WRITER'S VOICE MAIL
CHARLES A. KOENIG
JAMES D. OWEN
 --------------
CRAIG M. JAQUITH                                June 15, 1994




To the Investors
Listed on Exhibit A to this Letter:

We have acted as counsel to Partech Holdings Corporation (the "Company") (all references herein to "the Company" shall include all subsidiaries, direct and indirect, of the Company). This opinion is being rendered to you at the request of the Company in connection with its issuance of Units pursuant to your execution of a Subscription Ageement dated as of June 15, 1994. Except as otherwise provided herein, capitalized terms shall have the meanings assigned to such terms in the Subscription Agreement and exhibits thereto.

For purposes of rendering the opinions set forth below, we have examined the Subscription Ageement, the Unit Note, the Unit Warrant, the Rayl Pledge Agreement, the PCG Stock Pledge Agreement and the exhibits attached thereto, the Company's Confidential Offering Memorandum dated June 15, 1994, the Company's Articles of Incorporation, By-Laws, minute books and resolutions, and certain documents and agreements which we believed to be necessary and appropriate for the purposes of rendering these opinions. Further, we have relied upon the representations made to us by officers of the Company regarding, inter alia, the conduct of the Company's business, the status of required filings with various federal and state regulatory authorities and other information we believed to be necessary and appropriate for the purposes of rendering these opinions. In connection with our examination, we have assumed that all signatures on executed documents are genuine and that the parties so executing have the requisite power, authority and legal capacity necessary therefor, and further, that all documents submitted to us are authentic. We have further assumed the accuracy and veracity of all representations made to us by officers of the Company, but we have conducted no independent investigation to confirm same.

Whenever we use the words "to our knowledge" or words of like import referring to the knowledge of attorneys of this firm, such language shall mean that during the course of our representation of the Company no information has come to our attention that would cause us to believe that any facts material to our opinions expressed herein are incorrect or that any reliance thereon is unwarranted. We have not, however, examined any public records or undertaken any special or independent investigation in connection with any such opinion to determine the existence or absence of such facts.

This opinion is rendered with respect to the law and facts as they exist or otherwise pertain on the date hereof, and no opinion or representation is made with respect to changes or events occurring thereafter.

Based upon, and subject to the foregoing, we are of the opinion that:

        (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of its incorporation and is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business of the Company; the Company has the full power and all necessary authorizations
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June 15, 1994
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to enter into the Subscription Agreement, the Rayl Pledge Agreement and the PCG
Stock Pledge Agreement and to execute and issue the Unit Note and Unit Warrant; and, to our knowledge, the Company has full power and authority and all necessary authorizations, approvals, licenses, certificates and permits of and from all governmental regulatory officials and bodies (including, without limitation, the Federal Communications Commission ("FCC")) to own or lease its properties and conduct its business, present and proposed, as described in the Subscription Agreement and the Disclosure Documents and, to our knowledge, is in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and with all federal, state and local laws, rules and regulations applicable to the business in which it is engaged, except where the failure so to conduct its business would not have a material adverse impact on its business. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the issuance of the Unit Notes or the Unit Warrants by the Company, or for the issuance by the Company of the underlying Note Securities or Warrant Securities upon conversion of the Units or such Unit Notes, exercise of such Unit Warrants or otherwise in accordance with the terms of the Subscription Agreement, the Unit Notes, the Unit Warrants, the Rayl Pledge Agreement or the PCG Stock Pledge Agreement (except to the extent FCC consent to transfer the Pledged Shares is required);

      (ii) the Subscription Agreement, the Unit Notes, the Unit Warrants, the Rayl Pledge Agreement and the PCG Stock Pledge Agreement have each been duly and validly authorized, executed and delivered by the Company and are valid and legally binding ageements of the Company, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) limitations upon the power of a court to grant specific performance or any other equitable remedy, and (c) a finding by a court of competent jurisdiction that the indemnification provisions therein are in violation of public policy;

      (iii) the Unit Notes, the Unit Warrants, the Note Securities and the Warrant Securities have been duly authorized and are, or in the case of the Note Securities and Warrant Securities, will be, upon the exercise of and payment therefor, validly issued, fully paid and non-assessable and the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Unit Notes, the Unit Warrants, the Note Securities and the Warrant Securities are not and will not be subject to the preemptive rights of any stockholder of the Company and all corporate action required to be taken for the authorization, issue and sale of such securities have been duly and validly taken; the Unit Notes and the Unit Warrants constitute valid and binding obligations of the Company to issue and sell, upon conversion or exercise thereof, the securities of the Company called for thereby; the certificates representing such securities are in due and proper form;

      (iv) the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.05 per share, of which 5,636,906 shares are issued and 5,629,706 shares are outstanding as of January 31, 1994, and 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which none are issued and outstanding; all issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. To the best of our knowledge, except as described in Schedule D(ii), and except for the transactions contemplated by the Subscription Agreement, the Unit Notes, the Unit Warrants, the Ray Pledge Agreement, the PCG Stock Pledge Agreement and the Disclosure Documents, there are (A) no outstanding
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June 15, 1994
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warrants, options or rights to subscribe for or purchase any capital stock or other securities from the Company, (B) no voting trusts or voting ageements among, or irrevocable proxies executed by, stockholders of the Company, (C) no existing rights of stockholders to require the Company to register any securities of the Company or to participate with the Company in any registration by the Company of its securities, and (D) no agreements among stockholders providing for the purchase or sale of the Company's capital stock;

      (v) to the best of our knowledge, there is no litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Company which might materially and adversely affect the value or the operation of the properties or the business of the Company except as set forth in Schedule D(iv) and except as referred to in the Subscription Agreement and the Disclosure Documents;

      (vi) the Unit Notes, the Unit Warrants, the Note Securities and the Warrant Securities conform in all material respects to all statements in relation thereto contained in the Disclosure Documents;

      (vii) neither the execution and delivery of the Subscription Agreement, the Unit Notes, the Unit Warrants, the Rayl Pledge Agreement or the PCG Stock Pledge Agreement, nor the issue and sale of the Unit Notes, the Unit Warrants, the Note Securities or the Warrant Securities, nor the consummation of any of the transactions contemplated therein, nor the compliance by the Company with the terms and provisions thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement known to such counsel or any other agreement or instrument evidencing an obligation for borrowed money known to such counsel, or any other agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the Certificate or Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation known to us to be applicable to the Company of any court or of any federal, state or, to our knowledge, other regulatory authority or other governmental body having jurisdiction over the Company (including, without limitation, the FCC);

      (viii) we have participated in the preparation of the Subscription Agreement, the Unit Notes, the Unit Warrants, the Rayl Pledge Agreement, the PCG Stock Pledge Agreement and the Disclosure Documents and nothing has come to our attention to lead us to believe that any of the Subscription Agreement, the Unit Notes, the Unit Warrants, the Rayl Pledge Agreement, the PCG Stock Pledge Agreement and the Disclosure Documents or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering the foregoing opinion, we have relied upon the representations made by the Investors as set forth in Exhibit C;

      (ix) based upon our knowledge, without independent investigation, other than matters of public record, the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any FCC licenses or such licenses or rights described in the Subscription Agreement and the Disclosure Documents as being owned
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June 15, 1994
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or possessed by the Company), and there is no claim or action by any person pertaining to, or proceeding, pending, or, to our knowledge, threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's businesses (including, without limitation, any FCC licenses or such licenses or rights described in the Subscription Agreement and the Disclosure Documents as being owned or possessed by the Company); the Company's current products, services and processes do not and will not infringe on the patents currently held by third parties to the extent known to us;

      (x) except as and to the extent set forth in the Subscription Agreement and the Disclosure Documents, to the best of our knowledge, the Company is not under any obligation to pay to any third party royalties or fees of any kind whatsoever with respect to any technology or intellectual properties developed, employed or used;

      (xi) to the best of our knowledge, neither the Company, nor any of its respective officers, employees or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Disclosure Documents, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company;

      (xii) to the best of our knowledge, the minute books of the Company contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation (and of any predecessor to the Company) and reflect all transactions referred to in such minutes accurately in all respects;

      (xiii) 217,704 shares of the Company's common stock owned by John E. Rayl, evidenced by certificate number CS00600 and dated November 16, 1992 (the "217,704 Shares"), being a part of the shares pledged by Mr. Rayl under the Rayl Pledge Agreement, were acquired by Mr. Rayl on or about October 10, 1992, solely in exchange for a note (the "Note") of the Company held by Mr. Rayl and surrendered by Mr. Rayl for the 217,704 Shares. The Note had been acquired by Mr. Rayl on or about July 1, 1991, and the full consideration paid by Mr. Rayl for said Note was paid by him on or about the date of such acquisition. Accordingly, for purposes of paragraph (d)(3)(ii) of Rule 144 promulgated under the Securities Act of 1933, Mr. Rayl is deemed to have acquired the 217,704 Shares at the same time as he acquired the Note, or, in this case, on or about July 1, 1991. In rendering the foregoing opinion, we have relied upon the representations made by Mr. Rayl with respect to his acquisition of the Note and the 217,704 Shares and have examined the Company's minute book and documents underlying Mr. Rayl's acquisition of the Note, but have not made any independent verification of said transaction;

      (xiv) 100,000 shares of the Company's common stock owned by John E.
Rayl, evidenced by certificates number CS00412 through CS00416, inclusive, and each dated June 12, 1992 (the "100,000 Shares"), being a part of the shares pledged by Mr. Rayl under the Rayl Pledge Agreement, were acquired by Mr. Rayl on or about May 29, 1992, in a transaction involving his
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June 15, 1994
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exercise of registered warrants of the Company.  Accordingly, for purposes of
Rule 144, Mr. Rayl has owned the 100,000 Shares for more than two but less than three years; and

      (xv) 382,601 shares of the Company's common stock owned by John E. Rayl, evidenced by certificates number CS00397 through CS00411, inclusive, and each dated June 12, 1992, and by certificates number CS00603 through CS00607, inclusive, and each dated November 16, 1992 (the "382,601 Shares"), being a part of the shares pledged by Mr. Rayl under the Rayl Pledge Agreement, were acquired by Mr. Rayl in a series of transactions each of which were completed more than three years prior to the date of this letter. Accordingly, for purposes of Rule 144, Mr. Rayl has owned the 382,601 Shares for more than three years. In rendering the foregoing opinion, we have relied solely upon the representations made by Mr. Rayl with respect to his acquisition of the 382,601 Shares, and have not made any independent verification of said transactions; however, nothing has come to our attention which would lead us to believe that any portion or all of the 382,601 Shares may have been owned by Mr. Rayl for less than three years.

 In closing, we call your attention to the fact that the members of this firm are licensed to practice law in the State of Ohio. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Ohio and the United States of America.




                                        /s/ Cloud Koenig & Owen

                                        Cloud Koenig & Owen